UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2009

THE PRINCETON REVIEW, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32469	22-3727603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Speen Street, Suite 550

Framingham, Massachusetts 01701

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (508) 663-5050

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement and Guaranty and Security Agreement

On December 7, 2009, The Princeton Review, Inc., a Delaware corporation (the “Company”) entered into a credit agreement with General Electric Capital Corporation, as administrative agent (“GE Capital”) and any financial institution who thereafter becomes a Lender (as defined therein) (the “Credit Agreement”), pursuant to which GE Capital agreed to provide the Company with senior secured credit facilities (the “Senior Credit Facilities”) consisting of a five year $40.0 million senior secured term loan and $10.0 million senior secured revolving credit facility.

Borrowings under the Senior Credit Facilities bear interest through the five-year maturity at a variable rate based upon, at our option, either LIBOR or the base rate (which is the highest of (i) the prime rate, (ii) 3.0% plus the overnight federal funds rate, and (iii) 1.0% in excess of the three-month LIBOR rate ), plus in each case, an applicable margin. The applicable margin for LIBOR loans ranges, based on the applicable leverage ratio, from 5.5% to 6.0% per annum with a LIBOR floor of 2.0%, and the applicable margin for base rate loans ranges, based on the applicable leverage ratio, from 4.5% to 5.0% per annum. The Company is required to pay a commitment fee equal to 0.75% per annum on the undrawn portion available under the revolving loan facility and variable per annum fees in respect of outstanding letters of credit.

Pursuant to a guaranty and security agreement by and among the parties, also dated as of December 7, 2009 (the “Guaranty and Security Agreement”), the Company’s obligations under the Senior Credit Facilities are guaranteed by all of the Company’s direct and indirect domestic subsidiaries (including Penn Foster Education Group, Inc. and its domestic subsidiary). The Guaranty and Security Agreement also provides that the obligations under the Senior Credit Facilities and the guarantees are secured by a lien on substantially all of the Company’s tangible and intangible property, by a pledge of all of the equity interests of the Company’s direct and indirect domestic subsidiaries, and by a pledge of 66% of the equity interests of the Company’s and Penn Foster Education Group, Inc.’s direct foreign subsidiaries, subject to limited exceptions.

The Credit Agreement provides for quarterly amortization payments of $1.0 million through December 20, 2011, $1.5 million from March 20, 2012 through December 20, 2012, and $2.0 million beginning March 20, 2013 through maturity. The Company is also required to make mandatory prepayments of the Senior Credit Facilities, subject to specified exceptions, from excess cash flow, and with the proceeds of asset sales, debt and specified equity issuances and other specified events.

In addition to other covenants, the Credit Agreement places limits on the Company and its subsidiaries’ ability to declare dividends or redeem or repurchase capital stock, prepay, redeem or purchase debt, incur liens and engage in sale-leaseback transactions, make loans and investments, incur additional indebtedness, amend or otherwise alter debt and other material agreements, make capital expenditures, engage in mergers, acquisitions and asset sales, transact with affiliates and alter its business. The Credit Agreement also contains events of default, including cross defaults under other debt obligations of the Company, and affirmative covenants, including financial maintenance covenants which include (i) a maximum ratio of consolidated total debt to consolidated adjusted EBITDA that ranges from 4.00 to 1 to 1.50 to 1, (ii) a maximum ratio of consolidated debt under the Senior Credit Facilities to consolidated adjusted EBITDA that ranges from 1.25 to 1 to .50 to 1, (iii) a minimum consolidated fixed charge coverage ratio that ranges from 1.10 to 1 to 1.75 to 1, and (iv) a maximum annual capital expenditure limit of $14.5 million per year. Failure to comply with these covenants, or the occurrence of an event of default, could permit the Lenders under the Credit Agreement to declare all amounts borrowed under the Credit Agreement, together with accrued interest and fees, to be immediately due and payable. In addition, the loans under the Credit Agreement are subject to early maturity if the Bridge Notes (as defined below) are not repaid within two and a half years of the closing of the facilities.

The foregoing summaries of the Credit Agreement and Guaranty and Security Agreement are not complete and are qualified in their entirety by reference to the Credit Agreement and Guaranty and Security Agreement, which are filed herewith as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein.

Senior Subordinated Note Purchase Agreement

On December 7, 2009, the Company entered into a senior subordinated note purchase agreement (the “Senior Note Purchase Agreement”) with Sankaty Credit Opportunities IV, LP (“Sankaty”), Falcon Mezzanine Partners II, LP (“Falcon Mezzanine”), FMP II Co-investment, LLC (“FMP II”) and Falcon Strategic Partners III, LP (Collectively, together with Falcon Mezzanine and FMP II, “Falcon”) pursuant to which Sankaty and Falcon purchased senior subordinated notes of the Company (the “Senior Notes”) in the aggregate principal amount of approximately $51.0 million. The Company’s obligations under the Senior Notes are guaranteed by all of the Company’s direct and indirect domestic subsidiaries (including Penn Foster Education Group, Inc. and its domestic subsidiary).

The Senior Notes mature on June 7, 2015, unless otherwise prepaid or accelerated pursuant to the terms thereof. The Company is also required to make mandatory prepayments on the Senior Notes, subject to specified exceptions, with the proceeds of asset sales, debt and specified equity issuances, changes of control and other specified events. The Senior Notes bear interest at 17.5% per annum, of which 13% is payable quarterly in cash and 4.5% is payable quarterly in kind or, at the Company’s option, in cash. The Senior Notes are subject to a default interest rate of an additional 2% upon the occurrence of an event of default.

In addition to other covenants, the Senior Notes place limits on the Company and its subsidiaries’ ability to declare dividends or redeem or repurchase capital stock, prepay, redeem or purchase debt, incur liens and engage in sale-leaseback transactions, make loans and investments, incur additional indebtedness, amend or otherwise alter debt and other material agreements, make capital expenditures, engage in mergers, acquisitions and asset sales, transact with affiliates and alter its business. The Senior Notes also contain events of default, including cross defaults under other debt obligations of the Company, and affirmative covenants, including financial maintenance covenants which include (i) a maximum ratio of consolidated total debt to consolidated adjusted EBITDA that ranges from 4.60 to 1 to 2.30 to 1, (ii) a minimum consolidated fixed charge coverage ratio that ranges from 0.92 to 1 to 1.10 to 1, and (iii) a maximum annual capital expenditure limit of $16.7 million per year. These financial covenants are subject to change in the event that the Company does not repay the Bridge Notes (as defined below) in full before June 29, 2012. Failure to comply with these covenants, or the occurrence of an event of default, could permit the holders of the Senior Notes to declare all amounts thereunder, together with accrued interest and fees, to be immediately due and payable. The Senior Note Purchase Agreement also grants the holders of the Senior Notes rights of first offer with respect to certain debt issuances which may be undertaken by the Company in the future.

The foregoing summary of the Senior Note Purchase Agreement is not complete and is qualified in its entirety by reference to the Senior Note Purchase Agreement, which is filed as Exhibit 10.3 hereto and incorporated by reference herein.

Securities Purchase Agreement for Junior Subordinated Notes

On December 7, 2009, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Sankaty and Falcon pursuant to which Sankaty and Falcon purchased junior subordinated notes of the Company (the “Junior Notes”) in the aggregate principal amount of approximately $25.5 million. The holders of the Junior Notes received an aggregate of 4,275 shares of Series E Non-Convertible Preferred Stock of the Company (the “Series E Preferred Stock”), with a stated value of $1,000 per share, for no additional consideration. The terms of the Series E Preferred Stock are more fully described below. The Company’s obligations under the Junior Notes are guaranteed by all of the Company’s direct and indirect domestic subsidiaries (including Penn Foster Education Group, Inc. and its domestic subsidiary).

The Junior Notes mature on June 7, 2016, unless otherwise prepaid or accelerated pursuant to the terms thereof. The Junior Notes bear interest at 17.5% per annum, all of which is payable quarterly in kind. The interest rate applicable to the Junior Notes will increase to 18.5% per annum upon an event of default under the Senior Notes that remains uncured for 45 days. In addition, the Junior Notes are subject to a default interest rate of an additional 2% upon the occurrence of an event of default, which may be increased by 0.5% for each 6 month period that such event of default shall remain uncured. The Company may not prepay the Junior Notes prior to June 6, 2011. The Company may prepay the Junior Notes at a redemption price of 1.9 times the outstanding principal amount thereon from June 7, 2011 to December 6, 2012, a redemption price of 2.4 times the outstanding principal amount thereon from December 7, 2012 to December 6, 2013, and thereafter at a redemption price of 102% of the principal plus all accrued interest on the Junior Notes. The Company is required to redeem the Junior Notes upon the election of a majority of the holders of the Junior Notes (i) if the ratio of consolidated total debt to consolidated adjusted

EBITDA exceeds 6.00 to 1 at any time after the Senior Notes cease to be outstanding or (ii) upon a change of control or other liquidation event of the Company. The redemption price for a mandatory redemption is equal to the outstanding principal amount plus accrued interest on the Junior Notes, except that, in the case of a redemption for a change of control or other liquidation event of the Company within 18 months of the closing, the redemption price will be the outstanding principal amount plus accrued interest on the Junior Notes plus 1.9 times the outstanding principal amount of the Junior Notes.

In addition to other covenants, the Junior Notes place limits on the Company and its subsidiaries’ ability to, declare dividends or redeem or repurchase capital stock, prepay, redeem or purchase debt, incur liens and engage in sale-leaseback transactions, make loans, incur additional indebtedness, amend or otherwise alter debt and other material agreements, make capital expenditures, engage in mergers, acquisitions and asset sales, transact with affiliates and alter its business. The Junior Notes also contain events of default, including cross defaults under other debt obligations of the Company, and affirmative covenants, including a financial covenant requiring the Company to maintain a ratio of consolidated total debt to consolidated adjusted EBITDA ratio of less than 6.00 to 1 at any time after the Senior Notes cease to be outstanding. Failure to comply with these covenants, or the occurrence of an event of default, could permit the holders of the Junior Notes to declare all amounts thereunder, together with accrued interest and fees, to be immediately due and payable. The Securities Purchase Agreement also grants the holders of the Junior Notes rights of first offer with respect to certain debt issuances which may be undertaken by the Company in the future.

The foregoing summary of the Securities Purchase Agreement is not complete and is qualified in its entirety by reference to the Securities Purchase Agreement, which is filed as Exhibit 10.4 hereto and incorporated by reference herein.

Bridge Note Purchase Agreement

On December 7, 2009, the Company entered into a bridge note purchase agreement (the “Bridge Note Purchase Agreement”) with Sankaty and Sankaty Advisors, LLC, as collateral agent, pursuant to which Sankaty purchased bridge notes (the “Bridge Notes”) in the aggregate principal amount of approximately $40.8 million.

The Bridge Notes mature on December 7, 2012, unless otherwise prepaid or accelerated pursuant to the terms thereof. The Company is also required to make mandatory prepayments on the Bridge Notes, subject to specified exceptions, with the proceeds of asset sales, debt and specified equity issuances, changes of control and other specified events. The Bridge Notes bear interest at 15.5% per annum for the first 12 months and 17.5% per annum thereafter, all of which is payable in cash, upon prepayment or maturity. The Bridge Notes are subject to a default interest rate of an additional 2% upon the occurrence of an event of default. The Company may prepay the Bridge Notes at par prior to December 7, 2010. The Company may prepay the Bridge Notes at a redemption price of 102% times the outstanding principal amount thereon from December 8, 2010 to June 7, 2011, a redemption price of 103% times the outstanding principal amount thereon from June 8, 2011 to December 7, 2011, a redemption price of 104% times the outstanding principal amount thereon from December 8, 2011 to June 7, 2012, and thereafter at a redemption price of 105% times the outstanding principal amount thereon.

Pursuant to a guaranty and security agreement by and among the parties, also dated as of December 7, 2009 (the “Bridge Guaranty and Security Agreement”), the Company’s obligations under the Bridge Notes are guaranteed by all of the Company’s direct and indirect domestic subsidiaries (including Penn Foster Education Group, Inc. and its domestic subsidiary). The Bridge Guaranty and Security Agreement also provides that the obligations under the Bridge Notes and the guarantees are secured by a second lien on substantially all of the Company’s tangible and intangible property, by a pledge of all of the equity interests of the Company’s direct and indirect domestic subsidiaries, and by a pledge of 66% of the equity interests of the Company’s and Penn Foster Education Group, Inc.’s direct foreign subsidiaries, subject to limited exceptions.

In addition to other covenants, the Bridge Notes place limits on the Company and its subsidiaries’ ability to, declare dividends or redeem or repurchase capital stock, prepay, redeem or purchase debt, incur liens and engage in sale-leaseback transactions, make loans and investments, incur additional indebtedness, amend or otherwise alter debt and other material agreements, make capital expenditures, engage in mergers, acquisitions and asset sales, transact with affiliates and alter its business. The Bridge Notes also contain events of default, including cross defaults under other debt obligations of the Company, and affirmative covenants, including financial maintenance covenants which include (i) a maximum ratio of consolidated total debt to consolidated adjusted EBITDA that ranges from 4.40 to 1 to 2.20 to 1, (ii) a minimum consolidated fixed charge coverage ratio that ranges from 1 to 1 to 1.20 to 1, and (iii) a maximum annual capital expenditure limit of $16.0 million per year. Failure to comply with these covenants, or the occurrence of an event of default, could permit the holders of the Bridge Notes to declare all amounts thereunder, together with accrued interest and fees, to be immediately due and payable.

The foregoing summaries of the Bridge Note Purchase Agreement and the Bridge Guaranty and Security Agreement are not complete and are qualified in their entirety by reference to the Bridge Note Purchase Agreement and the Bridge Guaranty and Security Agreement, which are filed herewith as Exhibits 10.5 and 10.6, respectively, and incorporated by reference herein.

Series E Preferred Stock Purchase Agreement

On December 7, 2009, The Princeton Review, Inc. (the “Company”) entered into a Series E Preferred Stock Purchase Agreement (the “Series E Purchase Agreement”) with Bain Capital Venture Fund 2007, L.P., BCVI-TPR Integral L.P. and their affiliates, Prides Capital Fund I LP, RGIP, LLC and Falcon and its affiliates (collectively, the “Series E Purchasers”), providing for the conversion of all of the outstanding shares of Series C Convertible Preferred Stock (60,000 shares) of the Company (the “Series C Preferred Stock”) into 54,000 shares of Series E Non-Convertible Preferred Stock of the Company (the “Series E Preferred Stock”) and the issuance and sale of an additional $40,000,000 of shares of Series E Preferred Stock (40,000 shares) at a purchase price of $1,000 per share. The Company completed the issuance of the Series E Preferred Stock simultaneously with the execution of the transaction documents. Immediately following the closing of the issuance of the Series E Preferred Stock, the Company filed a Certificate of Elimination eliminating the Series C Preferred Stock.

The rights of the Series E Preferred Stock include the following:

Conversion. The Series E Preferred Stock is not convertible into common stock of the Company. The Series E Preferred Stock will become convertible into shares of Series D Convertible Preferred Stock of the Company (the “Series D Preferred Stock”) upon shareholder approval under the applicable rules of the NASDAQ Global Market. If such approval is obtained within twelve months of issuance, such conversion is mandatory. If stockholder approval for the conversion of the Series E Preferred is obtained after December 7, 2010, then the Series E Preferred Stock will become convertible into shares of Series D Preferred (i) at any time thereafter at the option of a holder of Series E Preferred Stock or (ii) automatically upon election of a majority of the outstanding shares of Series D Preferred Stock and Series E Preferred. The shares of Series E Preferred are convertible into shares of Series D Preferred at a conversion rate per share equal to (i) $1,000 plus the accumulating rate of return thereon divided by (ii) $1,000 per share (subject to adjustment in certain customary circumstances).

Accumulating Rate of Return. The holders of Series E Preferred Stock are entitled to receive an accumulating rate of return of 8% during the first year, and 12% per year thereafter. The accumulating rate of return is payable in cash only upon a liquidation or redemption. In addition, upon any conversion of Series E Preferred Stock into Series D Preferred Stock, the holders of Series E Preferred Stock are entitled to an accumulating rate of return of 8% during the first year and 16% per year thereafter. In the event the Board of Directors declares a dividend payable upon the Company’s common stock, the holders of Series E Preferred shall be entitled, in addition to its accumulating rate of return, an amount of dividends that would be payable on the number of shares of common stock into which the Series E Preferred is deemed convertible.

Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Series E Preferred Stock will be paid out of the assets of the Company available for distribution to stockholders before any payment shall be paid to the holders of common stock (and pari passu with any shares of Series D Preferred Stock), an amount equal to the greater of (i) $1,000 plus an 8% accumulating rate of return for the first year and 12% thereafter, or (ii) the amount that would be payable in respect the shares of common stock into which each share of Series E Preferred Stock would be deemed convertible into if all outstanding shares of Series E Preferred Stock were converted into the number of shares of common stock immediately prior to such liquidation event into which the Series E Preferred Stock is then deemed to be convertible by dividing (i) $1,000 plus the accumulating rate of return thereon by (ii) the conversion price (initially $4.75 per share subject to adjustment in certain customary circumstances) in effect at the time of conversion (the “Series E Preferred Stock Deemed Conversion Ratio”).

Mandatory Redemption. Pursuant to the Purchase Agreement, the Company is obligated to use its reasonable best efforts to obtain stockholder approval of the conversion of the Series E Preferred Stock into shares of Series D Preferred Stock. If such approval is not obtained by December 7, 2011, upon the election of the holders of at least 10% of the Series E Preferred Stock, the Company will be required to redeem the Series E Preferred Stock in cash at a price per share equal to the last closing bid price at the time of such redemption as reported on the market or exchange on which the common stock is listed on such redemption date multiplied by the Series E Preferred Stock Deemed Conversion Ratio. In addition, upon the request of holders of 10% or more of the outstanding shares of Series E Preferred, each holder of Series E Preferred shall have the right to require the Company to redeem all or a portion of such holder’s Series E Preferred, in cash, on or after December 7, 2016 at a price per share equal to the greater of (x) $1,000 plus the accumulating rate of return of 8.0% for the first year and 12.0% per year thereafter for all periods prior to such redemption and (y) the last closing bid price at the time of such redemption as reported on the market or exchange on which the common stock is listed on such redemption date multiplied by the Series E Preferred Stock Deemed Conversion Ratio.

Change in Control Redemption. Upon a change of control of the Company, each holder of Series E Preferred Stock may require the Company to redeem all or a portion of such holder’s Series E Preferred Stock, in cash, at a price per share equal to the greater of (x) $1,000 plus the accumulating rate of return of 8.0% for the first year and 12.0% per year thereafter for all periods prior to such redemption and (y) the last closing bid price at the time of such redemption as reported on the market or exchange on which the common stock is listed on such redemption date multiplied by the Series E Preferred Stock Deemed Conversion Ratio.

Voting Rights. The Series E Preferred Stock does not have any voting rights except as provided by law or as set forth in the Certificate of Designation for the Series E Preferred Stock. The Certificate of Designation for the Series E Preferred Stock provide for the right of the holders of Series E Preferred (and Series D Preferred to the extent issued upon conversion of the Series E Preferred Stock) to the exclusion of all other classes of the Company’s capital stock to elect two (2) individuals to serve on our board of directors. In addition, the terms of the Series E Preferred (and Series D Preferred to the extent issued upon conversion of the Series E Preferred Stock) also contain certain restrictive provisions that are substantially the same as the restrictive provisions for the prior Series C Preferred Stock. These restrictive provisions prohibit the Company from, among other things, (i) creating or issuing any equity securities or securities convertible into equity securities with equal or superior rights, preferences or privileges to those of the Series E Preferred Stock or Series D Preferred Stock; (ii) altering, amending or waiving the Certificate of Incorporation or By-laws in a manner that affects the rights, preferences or powers of the Series D Preferred Stock or Series E Preferred Stock; (iii) increasing or decreasing the number of authorized shares of Series D Preferred Stock or Series E Preferred Stock; (iv) declaring or paying any dividends on, or making any redemption of any capital stock, except for certain exceptions; (v) issuing any debt securities which are convertible into capital stock; (vi) except as set forth in the applicable Certificate of Designation, merging with or into or consolidating with any other person, except for mergers or consolidations involving the issuance of shares of capital stock or cash not exceeding the thresholds specified in the applicable Certificate of Designation, or engage in any change of control transaction or (vii) hiring, terminating or replacing the Company’s Chief Executive Officer.

The Series D Preferred Stock, if issued upon conversion of the Series E Preferred Stock, is convertible into shares of common stock of the Company at any time at the option of the holder thereof at an initial conversion rate equal to a common stock equivalent price of $4.75 per share. Dividends on the Series D Preferred Stock will accrue and be cumulative at the rate of 8% per year, compounded annually, until December 7, 2014, and will terminate thereafter. Dividends on the Series D Preferred Stock will not be paid in cash except in connection with certain events of liquidation, change of control or redemption. The Series D Preferred Stock is redeemable at the Company’s option if the Company’s common stock trades at or above certain values for certain periods of time, at the option of the holders thereof upon a change of control of the Company, and at the option of holders of at least 10% of the outstanding shares thereof on or after December 7, 2017.

The foregoing description of the Series E Purchase Agreement and the terms of the Series E Preferred Stock and the Series D Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation with respect to the Series E Preferred Stock, the Certificate of Designation with respect to the Series D Preferred Stock and the Series E Purchase Agreement, which are filed herewith as Exhibits 3.1, 3.2 and 10.7, respectively, and incorporated by reference herein.

Amended and Restated Investor Rights Agreement

On December 7, 2009, the Company entered into an Amended and Restated Investor Rights Agreement, by and among the Company, the Series E Purchasers, Sankaty Credit Opportunities IV, L.P. (“Sankaty”) and Mr. Michael J. Perik, pursuant to which the Company granted the Purchasers, Sankaty and Mr. Perik demand registration rights for the registration of the resale of the shares of common stock issued or issuable upon conversion of Series D Preferred Stock. The Amended and Restated Investor Rights Agreements amends and restates the Investor Rights Agreement dated July 23, 2007, by and among the Company and the holders of the Company’s Series C Preferred Stock. Any demand for registration must be made for at least 12.5% of the total shares of such common stock then outstanding, provided, however, that the aggregate offering price shall not be less than $2,500,000. The Amended and Restated Investor Rights Agreement also grants the Series E Purchasers and Sankaty information rights and preemptive rights with respect to certain issuances which may be undertaken by the Company in the future.

The foregoing description of Amended and Restated Investor Rights Agreement is qualified in its entirety by reference to the full text of that agreement which is filed herewith as Exhibit 4.1 and incorporated by reference herein.

Important Additional Information will be Filed with the SEC

The Company plans to file with the Securities and Exchange Commission (“SEC”) and mail to its stockholders a proxy statement to seek approval for the conversion of the Series E Preferred Stock into Series D Preferred Stock. The proxy statement will contain important information about the Company, the Series E Purchasers, the terms, rights and privileges of the Series D Preferred Stock and Series E Preferred Stock and the other corporate matters described therein. Investors and security holders are urged to read the proxy statement carefully when it is available before making any voting or investment decision with respect to the conversion of the Series E Preferred Stock into Series D Preferred Stock.

Investors and security holders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the proxy statement from the Company by contacting the corporate Secretary at 111 Speen Street, Suite 550, Framingham, MA 01701.

The Company and its respective directors and executive officers, may be deemed to be participants in the solicitation of proxies with respect to the conversion of the Series E Preferred Stock into Series D Preferred Stock and the other corporate matters set forth in the proxy statement. Information regarding the Company’s directors and executive officers and their ownership of common stock is contained in the Company’s proxy statement for its Annual Meeting of Stockholders which was filed with the SEC on April 29, 2009, and is supplemented by other public filings made, and to be made, with the SEC. A more complete description will be available in the proxy statement filed in connection with the proposed conversion of the Series E Preferred Stock into Series D Preferred. Investors and security holders may obtain additional information regarding the direct and indirect interests of the Company, the Purchasers and their respective directors and executive officers with respect to the proposed conversion of the Series E Preferred Stock into Series D Preferred Stock by reading the proxy statement and other filings referred to above.

Item 1.02	Termination of a Material Definitive Agreement.

On December 7, 2009, the Company paid approximately $7.4 million to Wells Fargo Foothill, LLC (“Wells Fargo”) in satisfaction of its obligations pursuant to the Credit Agreement, dated as of July 2, 2008, by and between the Company and Wells Fargo (“Wells Fargo Credit Agreement”). As a result, the Company terminated the Wells Fargo Credit Agreement, and obtained a release of the related security interest held by Wells Fargo.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 7, 2009 (the “Closing Date”), the Company completed its previously announced acquisition (the “Acquisition”) of all of the issued and outstanding shares (the “Shares”) of capital stock of Penn Foster Education Group, Inc. and its subsidiaries (“Penn Foster”). The Acquisition was completed pursuant to a Stock Purchase Agreement (the “Acquisition Agreement”) among Penn Foster Holdings, LLC (“Seller”), certain members of Seller and Penn Foster. In consideration for the sale of Shares by Seller, the Company paid to the Seller an aggregate purchase price in cash of $170 million plus an estimated working capital payment of approximately $6.2 million, which amount is subject to potential post-closing adjustments. Pursuant to the Acquisition Agreement, 5% of the purchase price was placed into an escrow account for a period of 12 months following the Closing Date as security for Seller’s indemnification obligations under the Acquisition Agreement. The Company used funds obtained pursuant to the financing arrangements disclosed in Item 1.01 above to complete the Acquisition.

A copy of the Acquisition Agreement is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 21, 2009. The foregoing description of the Acquisition Agreement is not complete and is qualified in its entirety by reference to the full text of the Acquisition Agreement.

On December 8, 2009, the Company issued a press release that announced the closing of the Acquisition. Such press release is attached hereto as Exhibit 99.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information in Item 1.01 above with respect to the issuance of the Series E Preferred Stock is hereby incorporated by reference. The Series E Preferred Stock was issued to a limited number of institutional accredited investors pursuant to Section 4(2) of the Securities Act of 1933, as amended.

On December 7, 2009, the Company appointed Mr. Stuart Udell, the Chief Executive Officer of Penn Foster, to the additional office with the Company of President, Post Secondary Education. To induce Mr. Udell to join the Company, the Company’s Compensation Committee granted Mr. Udell restricted stock units for 200,000 shares of the Company’s common stock and options to purchase 300,000 shares of the Company’s common stock. Both the restricted stock units and options vest over the next four years in equal quarterly installments. The exercise price of the option, which expires in ten years, is $3.78 per share, which is equal to the closing price of the common stock on The NASDAQ Global Market on the date of the grant. The restricted stock units and option were granted outside of the Company’s 2000 Stock Incentive Plan pursuant to the exemption set forth in Section 4(2) of the Securities Act of 1933, as amended, and as inducement grants pursuant to Section 5635(c)(4) of the NASDAQ Marketplace Rules.

Item 3.03	Material Modification to Rights of Security Holders

The Series E Preferred Stock ranks senior to the Company’s common stock (and pari passu with any shares of Series D Preferred Stock issued upon conversion thereof and any capital stock which is by its terms expressly made to rank pari passu with the Series E Preferred Stock at the time outstanding) with respect to rights upon liquidation, winding up or dissolution.

Upon any conversion of the Series E Preferred Stock into Series D Preferred Stock, the Series D Preferred Stock will rank senior to the Company’s common stock (and pari passu with any shares of Series E Preferred Stock that remain outstanding and any capital stock which is by its terms expressly made to rank pari passu with the Series D Preferred Stock at the time outstanding) with respect to rights upon liquidation, winding up or dissolution.

The information contained in Item 1.01 regarding the covenants and restrictions on the payments of dividends contained in the Credit Agreement and the information contained in Item 5.03 regarding the changes to the Company’s By-Laws is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Series E Purchase Agreement allows the holders of the Series E Preferred Stock (and, upon any conversion of the Series of the E Preferred, the Series D Preferred Stock) to elect two directors (the “Preferred Directors”) to the Board of Directors of the Company. Mr. Jeffrey R. Crisan and Mr. Michael A. Krupka, who are current members of the Board of Directors appointed by the holders of Series C Preferred Stock, were appointed. Mr. Crisan and

Mr. Krupka are managing directors of Bain Capital Venture Partners, LLC, an entity associated with certain of the Series E Purchasers. The Series E Purchase Agreement also grants observer rights to BCVI-TPR Integral L.P. or one of its affiliates, Prides Capital Fund I LP and Falcon with respect to meetings of the Board of Directors.

Other than their positions on the Board of Directors as representatives of the holders of Series C Preferred Stock from July 2007 through December 7, 2009, neither Mr. Crisan nor Mr. Krupka has previously held any positions with the Company or has any family relations with any directors or executive officers of the Company. Other than the Series E Purchase Agreement and their positions on the Board of Directors as representatives of the holders of Series C Preferred Stock, there are no arrangements or understandings between either Mr. Crisan or Mr. Krupka and any other person pursuant to which that Preferred Director was appointed as a director. Mr. Crisan currently serves on the Company’s Compensation Committee and Nominating Committee. Mr. Krupka does not serve on any committees of the Board of Directors.

During 2008, the Company entered into agreements with Bain Capital LLC, an affiliate of Michael Krupka and Jeffrey Crisan, to provide live and online GMAT instruction and business school tutoring services to a limited number of employees of Bain Capital LLC. For the year ended December 31, 2008, the Company recognized revenue of approximately $20,000 from these agreements. Other than the foregoing and the transactions contemplated by the Series E Purchase Agreement, there are no transactions to which the Company is a party and in which either Preferred Director have a material interest that is required to be disclosed under Item 404(a) of Regulation S-K.

The Junior Notes require the Company to nominate a representative of Falcon and Sankaty to the Board of Directors of the Company (the “Subordinated Debt Director”). Effective as of December 7, 2007, Mr. John S. Schnabel was elected to the Board of Directors. Mr. Schnabel is a director of Falcon Strategic Partners III, LP, one of the Series E Purchasers and a purchaser of the Senior Notes and Junior Notes. It has not yet been determined on which, if any, committees of the Board of Directors Mr. Schnabel will participate. The Securities Purchase Agreement for the Junior Notes also grants one observer right, collectively, to Falcon and Sankaty with respect to meetings of the Board of Directors.

Other than the Series E Purchase Agreement and the Securities Purchase Agreement for the Junior Notes, there are no arrangements or understandings between Mr. Schnabel and any other person pursuant to which he was elected as a director. There are no transactions to which the Company is a party and in which Mr. Schnabel has a material interest that is required to be disclosed under Item 404(a) of Regulation S-K. Mr. Schnabel has not previously held any positions with the Company or has any family relations with any directors or executive officers of the Company.

On December 7, 2009, Susan Rao, the Company’s principal accounting officer and a named executive officer, informed the Company of her resignation as Executive Vice President, Finance and Treasurer of the Company, effective as of December 31, 2009. The Company appointed Stephen C. Richards, who is the Company’s Chief Operating Officer and Chief Financial Officer, as its principal accounting officer to replace Ms. Rao effective as of December 7, 2009. Mr. Richards will receive no additional compensation for his service as the Company’s principal accounting officer over and above the compensation that he receives in his capacity as the Company’s Chief Operating Officer and Chief Financial Officer, as previously disclosed.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Series E Purchase Agreement the Company designated two new series of preferred stock, the Series D Preferred Stock and the Series E Preferred Stock. The terms of the Series E Preferred Stock and Series D Preferred Stock are described above in Item 1.01. Copies of the Certificates of Designation of the Series E Preferred Stock and Series D Preferred Stock, each as filed with the Secretary of State of the State of Delaware on December 7, 2009, are attached hereto as Exhibit 3.1 and 3.2, respectively, and incorporated herein by reference.

As a result of the exchange of all outstanding shares of the Company’s Series C Preferred Stock for shares of Series E Preferred Stock pursuant to the Series E Purchase Agreement, the Company filed a Certificate of Elimination with respect to its Series C Preferred Stock. A copy of the Certificate of Elimination as filed with the Secretary of State of the State of Delaware on December 7, 2009, is attached hereto as Exhibit 3.3 and incorporated herein by reference.

On December 3, 2007, the Board of Directors further amended and restated the Company’s Amended and Restated Bylaws (the “By-Laws”). The By-Laws were amended to revise the conditions in Article III, Section 3 regarding the nomination of individuals for election to the Board of Directors, including the Preferred Directors and the Subordinated Debt Director. In addition, Article III, Section 14 of the By-Laws was amended to provide for the creation, composition and rights of a bankruptcy committee upon any voluntary or involuntary bankruptcy proceeding involving the Company. A copy of the By-Laws, reflecting the amended and restated version adopted by the Board of Directors, is attached hereto as Exhibit 3.4 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

The information required by Item 9.01(a) and (b), if any, will be filed by amendment not later than 75 calendar days after December 7, 2009, the date that the Acquisition was completed.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Designation of Series E Non-Convertible Preferred Stock

3.2	Certificate of Designation of Series D Convertible Preferred Stock

3.3	Certificate of Elimination of Series C Convertible Preferred Stock

3.4	Amended and Restated By-Laws of The Princeton Review, Inc. dated December 7, 2009

4.1	Amended and Restated Investor Rights Agreement, dated December 7, 2009, by and among The Princeton Review, Inc. and the other parties named therein

10.1	Credit Agreement, dated December 7, 2009, by and among The Princeton Review, Inc. and its domestic subsidiaries, General Electric Capital Corporation, as administrative agent, and the other parties thereto

10.2	Guaranty and Security Agreement, dated December 7, 2009, by and among The Princeton Review, Inc. and its domestic subsidiaries, General Electric Capital Corporation, as administrative agent and collateral agent, and the other parties thereto

10.3	Senior Subordinated Note Purchase Agreement, dated December 7, 2009, by and among The Princeton Review, Inc. and its domestic subsidiaries, Sankaty Credit Opportunities IV, LP and Falcon Strategic Partners III, LP and its affiliated funds

10.4	Securities Purchase Agreement, dated December 7, 2009, by and among The Princeton Review, Inc. and its domestic subsidiaries, Sankaty Credit Opportunities IV, LP and Falcon Strategic Partners III, LP and its affiliated funds

10.5	Bridge Note Purchase Agreement, dated December 7, 2009, by and between The Princeton Review, Inc. and its domestic subsidiaries Sankaty Credit Opportunities IV, LP and Sankaty Advisors, LLC, as collateral agent

10.6	Guaranty and Security Agreement, dated December 7, 2009, by and among The Princeton Review, Inc. and its domestic subsidiaries, Sankaty Advisors, LLC, as collateral agent, and the other parties thereto

10.7	Series E Preferred Stock Purchase Agreement, dated December 7, 2009, by and among The Princeton Review, Inc. and the investors named therein

99.1	Press Release dated December 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PRINCETON REVIEW, INC.
Dated: December 8, 2009

/S/ NEAL S. WINNEG
	Name:	Neal S. Winneg
	Title:	Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designation of Series E Non-Convertible Preferred Stock

3.2	Certificate of Designation of Series D Convertible Preferred Stock

3.3	Certificate of Elimination of Series C Convertible Preferred Stock

3.4	Amended and Restated By-Laws of The Princeton Review, Inc. dated December 7, 2009

4.1	Amended and Restated Investor Rights Agreement, dated December 7, 2009, by and among The Princeton Review, Inc. and the other parties named therein

10.1	Credit Agreement, dated December 7, 2009, by and among The Princeton Review, Inc. and its domestic subsidiaries, General Electric Capital Corporation, as administrative agent, and the other parties thereto

10.2	Guaranty and Security Agreement, dated December 7, 2009, by and among The Princeton Review, Inc. and its domestic subsidiaries, General Electric Capital Corporation, as administrative agent and collateral agent, and the other parties thereto

10.3	Senior Subordinated Note Purchase Agreement, dated December 7, 2009, by and among The Princeton Review, Inc. and its domestic subsidiaries, Sankaty Credit Opportunities IV, LP and Falcon Strategic Partners III, LP and its affiliated funds

10.4	Securities Purchase Agreement, dated December 7, 2009, by and among The Princeton Review, Inc. and its domestic subsidiaries, Sankaty Credit Opportunities IV, LP and Falcon Strategic Partners III, LP and its affiliated funds

10.5	Bridge Note Purchase Agreement, dated December 7, 2009, by and between The Princeton Review, Inc. and its domestic subsidiaries Sankaty Credit Opportunities IV, LP and Sankaty Advisors, LLC, as collateral agent

10.6	Guaranty and Security Agreement, dated December 7, 2009, by and among The Princeton Review, Inc. and its domestic subsidiaries, Sankaty Advisors, LLC, as collateral agent, and the other parties thereto

10.7	Series E Preferred Stock Purchase Agreement, dated December 7, 2009, by and among The Princeton Review, Inc. and the investors named therein

99.1	Press Release dated December 8, 2009